 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2013 (December 19, 2012)

AVRA Surgical Robotics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52330	32-2277305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Stamell & Schager, LLP, 1 Liberty Plaza 35th Floor, New York, NY 10006

(Address of Principal Executive Offices)

(212) 566-4047

(Registrant’s telephone number, including area code)

__________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2012, the Company issued and sold (1) an aggregate of 50,000 shares of common stock and (2) a four-year redeemable warrant (the “Warrant”) to purchase 50,000 shares of common stock, exercisable at an exercise price of $5.00 per share to an accredited investor for an aggregate purchase price equal to $150,000 pursuant to the terms and conditions of a Securities Purchase Agreement (the “Initial Purchase Agreement”).

On December 31, 2012, the Company issued and sold an aggregate of 10,919,254 shares of common stock to 44 purchasers which are stockholder in an affiliated entity (the "Original Avra) of the Company pursuant to those certain Securities Purchase Agreements (the “December Purchase Agreements”) for consideration equal to (1) an aggregate cash purchase price equal to $1,091.92 and (2) for the purpose of satisfying the intent of the investment by each such purchaser in the Original Avra.

On December 31, 2012, the Company issued and sold an aggregate of 180,920 shares of common stock to accredited investors for an aggregate purchase price equal to $550,000 pursuant to the terms and conditions of a Securities Purchase Agreement (the “Subsequent Purchase Agreement”).

The description of the Initial Purchase Agreement, Warrant, December Purchase Agreements and Subsequent Purchase Agreement in Item 1.01 herein is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Initial Purchase Agreement, Warrant, December Purchase Agreements and Subsequent Purchase Agreement, the forms of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information described in Item 1.01 above is incorporated herein by this reference. As of the date of this filing there are 38,479,238 shares of common stock issued and outstanding.

On December 31, 2012, in connection with that certain employment agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 7, 2012, the Company issued 1,000,000 shares (the "Officer Shares") of common stock at a per share purchase price equal to $0.0001 to Stephan Sagolla, the Chief Executive Officer and Bernd Gombert, the Chief Scientist and Technical Officer, of the Company.

The sale and issuance of the securities as described in Item 1.01 above and the Officer Shares are exempt from registration under the Securities Act of 1933, as amended (the Securities Act”) in reliance on Section 4(2) and/or Rule 506 of Regulation D under the Securities Act. The securities were offered and on the representations of the person acquiring such securities, which included, in pertinent part, that it was an "accredited investor", and that it was acquiring such securities for investment purposes for its own account, and not with a view to resale or distribution, and that it understood such securities are subject to the restrictions on transfer as set forth in the Securities Act and the rules promulgated thereunder by the Securities and Exchange Commission.

No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the sales of securities described in this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information described in Item 3.02 with respect to the Officer Shares is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 10.2 10.3 10.4

Form of Initial Purchase Agreement, dated December 19, 2012.

Form of Warrant, dated December 19, 2012.

Form of December Purchase Agreement, dated December 31, 2012.

Form of Subsequent Purchase Agreement, dated December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA SURGICAL ROBOTICS, INC.

Date: January 7, 2013	By:	/s/ Barry F. Cohen
Barry F. Cohen, President